Exhibit 5.3

CONSENT OF STIKEMAN ELLIOTT LLP

We refer to the registration statement on Form F-10 (the “Registration Statement”) to be filed by Cardiome Pharma Corp. with the U.S. Securities and Exchange Commission and to which this consent is exhibited.

We hereby consent to all references to this firm in the Registration Statement and each of its exhibits.

/s/ STIKEMAN ELLIOTT LLP

STIKEMAN ELLIOTT LLP

July 28, 2015